UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

IMUNON, INC.

(Name of Registrant as Specified in its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

IMUNON, INC.

997 LENOX DRIVE, SUITE 100

LAWRENCEVILLE, NJ 08648

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD VIRTUALLY ON WEDNESDAY, JUNE 12, 2024

AT 10:00 A.M., EASTERN TIME

To Our Stockholders:

Notice is hereby given that the annual meeting (the “Annual Meeting”) of the stockholders of IMUNON, INC., a Delaware corporation (the “Company”), will be held at 10:00 a.m., local time, on Wednesday, June 12, 2024. You will be able to attend the Annual Meeting, vote, and submit your questions during the meeting via live webcast through the link www.virtualshareholdermeeting.com/IMNN2024 and entering your 16-digit control number included on the notice of Internet availability of the proxy materials, on your proxy card or in the instructions that accompanied your proxy materials. We have adopted a virtual meeting format to expand access to the meeting, improve communications and impose lower costs on our stockholders, the Company and the environment. We believe virtual meetings enable increased stockholder participation from locations around the world. This format allows us to continue to proceed with the meeting while mitigating the potential health and safety risks to participants. The Annual Meeting shall be held for the following purposes, all as more fully described in the accompanying Proxy Statement:

1)	To elect two Class II Directors to serve until the Annual Meeting of Stockholders in 2027 or until their successors are duly elected and qualified;
2)	To ratify the selection of WithumSmith+Brown PC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024;
3)	To approve, by a non-binding advisory vote, the 2023 executive compensation for the Company’s Named Executive Officers; and
4)	To consider and act upon any other matters that may properly come before the Annual Meeting and any adjournment or postponement thereof.

The close of business on April 19, 2024 has been fixed as the record date for the determination of stockholders of the Company entitled to notice of, and to vote at the Annual Meeting. Only stockholders of record at the close of business on April 19, 2024 are entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof.

All stockholders are cordially invited to attend the Annual Meeting. However, whether or not you expect to attend via the live webcast, please complete, sign, date and return the enclosed Proxy Card as promptly as possible in the envelope provided for that purpose. Returning your Proxy Card will ensure your representation and help to ensure the presence of a quorum at the Annual Meeting. Your proxy is revocable, as set forth in the accompanying Proxy Statement. Therefore, you may attend the Annual Meeting and vote your shares via the live webcast even if you send in your Proxy Card.

By Order of the Board of Directors

/s/ Michael H. Tardugno
April 26, 2024 Lawrenceville, NJ	Michael H. Tardugno Executive Chairman

YOUR VOTE IS IMPORTANT

THIS PROXY STATEMENT IS FURNISHED IN CONNECTION WITH THE SOLICITATION OF PROXIES BY THE COMPANY, ON BEHALF OF THE BOARD OF DIRECTORS, FOR THE 2024 ANNUAL MEETING OF STOCKHOLDERS. THE PROXY STATEMENT AND THE RELATED PROXY FORM ARE BEING DISTRIBUTED ON OR ABOUT MAY 5, 2024.

YOU CAN VOTE YOUR SHARES USING ONE OF THE FOLLOWING METHODS:

●	COMPLETE AND RETURN A WRITTEN PROXY CARD

●	ATTEND THE COMPANY’S 2024 ANNUAL MEETING OF STOCKHOLDERS VIA LIVE WEBCAST AND VOTE AT THE ANNUAL MEETING

●	VOTE VIA THE INTERNET AT WWW.PROXYVOTE.COM

●	VOTE BY PHONE BY CALLING THE NUMBER PRINTED ON THE ACCOMPANYING VOTING DOCUMENT

ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING. HOWEVER, TO ENSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY CARD AS PROMPTLY AS POSSIBLE IN THE POSTAGE-PREPAID ENVELOPE ENCLOSED FOR THAT PURPOSE OR SUBMIT YOUR VOTE VIA THE INTERNET AT WWW.PROXYVOTE.COM OR VOTE BY PHONE BY CALLING THE NUMBER PRINTED ON THE ACCOMPANYING VOTING DOCUMENT. ANY STOCKHOLDER ATTENDING THE MEETING VIA THE LIVE WEBCAST MAY VOTE EVEN IF YOU HAVE RETURNED A PROXY CARD.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON WEDNESDAY, JUNE 12, 2024. THE PROXY STATEMENT AND OUR 2023 ANNUAL REPORT TO STOCKHOLDERS ARE AVAILABLE AT WWW.PROXYVOTE.COM.

ADDITIONALLY, YOU CAN FIND A COPY OF OUR ANNUAL REPORT ON FORM 10-K, WHICH INCLUDES OUR FINANCIAL STATEMENTS, FOR THE FISCAL YEAR ENDED DECEMBER 31, 2023, ON THE WEBSITE OF THE SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) AT WWW.SEC.GOV, OR UNDER “FINANCIAL INFORMATION” IN THE “NEWS AND INVESTORS” SECTION OF OUR WEBSITE AT WWW.IMUNON.COM. YOU MAY ALSO OBTAIN A PRINTED COPY OF OUR ANNUAL REPORT ON FORM 10-K, INCLUDING OUR FINANCIAL STATEMENTS, FREE OF CHARGE, FROM US BY SENDING A WRITTEN REQUEST TO: IMUNON, INC, 997 LENOX DRIVE, SUITE 100, LAWRENCEVILLE, NJ 08648. EXHIBITS WILL BE PROVIDED UPON WRITTEN REQUEST AND PAYMENT OF AN APPROPRIATE PROCESSING FEE.

IMUNON, INC.

PROXY STATEMENT

IMUNON, INC.

PROXY STATEMENT

INFORMATION CONCERNING SOLICITATION AND VOTING

This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors of IMUNON, INC., a Delaware corporation (sometimes referred to in this Proxy Statement as the “Company”, “IMUNON”, “we” or “us”), for exercise in voting at the Company’s 2024 Annual Meeting of Stockholders to be held on Wednesday, June 12, 2024 (the “Annual Meeting”) for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders (the “Notice”). We are first sending this Proxy Statement, accompanying Proxy Card, the Notice and the Company’s 2023 annual report to stockholders to our stockholders on or about May 5, 2024.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be held on Wednesday, June 12, 2024. The Proxy Statement and our 2023 annual report to stockholders are available at www.proxyvote.com or you may request a printed or electronic set of the proxy materials at no charge.

Instructions on how to access the proxy materials over the Internet and how to request a printed copy may be found on the Notice. In addition, any stockholder may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. Choosing to receive future proxy materials by email will save us the cost of printing and mailing documents to stockholders and will reduce the impact on our environment. A stockholder who chooses to receive future proxy materials by email will receive an email prior to next year’s Annual Meeting with instructions containing a link to those materials and a link to the proxy voting website. A stockholder’s election to receive proxy materials by email will remain in effect until such election is terminated by the stockholder.

Information About the Annual Meeting

Date, Time and Place of the Annual Meeting

The Annual Meeting will be held at 10:00 a.m., local time, on Wednesday, June 12, 2024. You will be able to attend the 2024 Annual Meeting, vote, and submit your questions during the meeting via live webcast through the www.virtualshareholdermeeting.com/IMNN2024 and entering your 16-digit control number included on the notice of Internet availability of the proxy materials, on your proxy card or in the instructions that accompanied your proxy materials.

Why is the Annual Meeting a virtual, online meeting?

We have adopted this technology to expand access to the meeting, improve communications and impose lower costs on our stockholders, the Company and the environment. The online format allows us to communicate more effectively via a pre-meeting forum that you can enter by visiting the meeting via live webcast through the link www.virtualshareholdermeeting.com/IMNN2024 and entering your 16-digit control number included on the notice of Internet availability of the proxy materials, on your proxy card or in the instructions that accompanied your proxy materials. We believe that hosting a virtual meeting will facilitate shareholder attendance and participation by enabling stockholders to participate from any location around the world and improve our ability to communicate more effectively with our stockholders. We have designed the virtual meeting to provide substantially the same opportunities to participate as you would have at an in-person meeting. You will be provided with the opportunity to submit questions via the live webcast during the meeting.

Who May Attend the Annual Meeting?

Only stockholders who own our common stock, par value $0.01 per share, as of the close of business on April 19, 2024, the record date for the Annual Meeting (the “Record Date”), will be entitled to attend the Annual Meeting. At the discretion of management, we may also permit certain individuals to attend the Annual Meeting, including professional service providers and our employees.

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Who May Vote at the Annual Meeting?

Each share of our common stock outstanding on the Record Date entitles the holder thereof to one vote on each matter submitted to the stockholders at the Annual Meeting. Only stockholders who own common stock as of the close of business on the Record Date are entitled to notice of, and to vote at, the Annual Meeting. As of the Record Date, there were 9,399,789 shares of our common stock issued and outstanding.

How to Vote

If you were a holder of our common stock as of the Record Date, you are entitled to vote at the Annual Meeting, and we encourage you to vote your shares by attending the meeting via live webcast of the Annual Meeting.

You can vote your shares using one of the following methods:

●	complete and return a written proxy card
●	attend the company’s 2024 annual meeting of stockholders via live webcast and vote at the annual meeting
●	vote via the internet at www.proxyvote.com
●	vote by phone by calling the number printed on the accompanying voting document

Telephone and internet voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m. Eastern Time on June 11, 2024.

HOWEVER, WHETHER OR NOT YOU INTEND TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED PRE-ADDRESSED AND POSTAGE-PAID ENVELOPE OR SUBMIT YOUR VOTE VIA THE INTERNET AT WWW.PROXYVOTE.COM OR BY CALLING THE NUMBER PRINTED ON THE ACCOMPANYING PROXY CARD.

If your shares are held in the name of a bank, broker, or other holder of record, you will receive instructions from the holder of record that you must follow in order for your shares to be voted. If your shares are not registered in your own name and you plan to vote your shares via the live webcast at the Annual Meeting, you should contact your broker or agent to obtain a proxy in order to vote.

Voting by Proxy

If you vote by proxy, the individuals named on the proxy, or their substitutes, will vote your shares in the manner you indicate.

If you are a stockholder of record and date, sign, and return the proxy card without indicating your instructions, your shares will be voted as follows:

●	Proposal No. 1. “FOR” (if authority to do so is not withheld) the election of the nominees for the Class II Directors to serve until the earlier of the Company’s Annual Meeting of Stockholders in 2027 or until their successors are duly elected and qualified;

●	Proposal No. 2. “FOR” the ratification of the appointment of WithumSmith+Brown PC as our independent registered public accounting firm for the year ending December 31, 2024;

●	Proposal No. 3. “FOR” the approval of, by a non-binding advisory vote, the 2023 executive compensation for the Company’s Named Executive Officers; and

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●	Other Business. In the discretion of your proxy holder (one of the individuals named on your proxy card), on any other matter properly presented at the Annual Meeting or any adjournment or postponement thereof.

If a beneficial owner who holds shares in street name does not provide specific voting instructions to their brokerage firm, bank, broker dealer or other nominee, under the rules of certain securities exchanges, including Nasdaq Marketplace Rules, the brokerage firm, bank, broker dealer or other nominee holding those shares may generally vote as the nominee determines in its discretion on behalf of the beneficial owner on routine matters but cannot vote on non-routine matters, the latter of which results in “broker non-votes.”

Proposal No. 2 involves matters we believe to be routine in nature. Accordingly, if you are a beneficial owner who holds shares in street name and you do not give instructions to your broker, the broker may vote your shares in its discretion on Proposal No. 2, and therefore, no broker non-votes are expected in connection with Proposal No. 2. Proposal Nos. 1 and 3 involve matters we consider non-routine under the applicable rules. If you do not give your broker specific instructions, the broker will not vote your shares on Proposal Nos. 1 and 3, and your shares will constitute broker non-votes.

You may revoke or change your proxy at any time before it is exercised by delivering to us a signed proxy with a date later than your previously delivered proxy, by re-voting via internet o by telephone, by voting via the live webcast at the Annual Meeting, or by sending a written revocation of your proxy addressed to our Corporate Secretary at our principal executive office. Your latest dated proxy card is the one that will be counted.

Quorum Requirement

A quorum is necessary to hold a valid meeting. The presence of holders of our common stock entitled to cast one-third (33.33%) of all the votes entitled to be cast at the Annual Meeting constitutes a quorum for the transaction of business. Abstentions and broker non-votes are counted as present for purposes of establishing a quorum.

Voting Requirements

Proposal No. 1. The election of the Class II Directors at the Annual Meeting will be by a plurality of the votes cast. This means if the director nominees receive the greatest number of votes cast by the holders of our common stock in the election of the Class II Directors, they will be elected. Stockholders may not cumulate their votes in electing directors. Stockholders entitled to vote at the Annual Meeting may either vote “FOR” the nominee for election as a director or may “WITHHOLD” authority for the nominee. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the nominee named below in Proposal No. 1. If a stockholder withholds authority to vote with respect to the nominees for director, the shares held by that stockholder will be counted for purposes of establishing a quorum but will have no effect on the election of the nominees. Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name for the election of the directors. As a result, any shares not voted by a customer will be treated as a broker non-vote. Broker non-votes will have no effect on the election of the nominees.

Proposal No. 2. Stockholders may vote “FOR” or “AGAINST” or may “ABSTAIN” on Proposal No. 2 regarding the ratification of the selection of WithumSmith+Brown PC (“Withum”) as the Company’s independent registered public accounting firm for the year ending December 31, 2024. The affirmative vote of a majority of the votes cast affirmatively or negatively for this proposal will be required to ratify the selection of Withum. Abstentions will have no effect on the results of the vote on Proposal No. 2. Brokerage firms have authority to vote customers’ unvoted shares held by the firms in street name on this proposal. If a broker does not exercise this authority, such broker non-votes will have no effect on Proposal No. 2.

Proposal No. 3. Stockholders may vote “FOR” or “AGAINST” or may “ABSTAIN” on Proposal No. 3 to approve, by a non-binding advisory vote, the 2023 compensation for the Company’s Named Executive Officers. The affirmative vote of a majority of the votes cast affirmatively or negatively for this proposal will be required to ratify the 2023 compensation for the Company’s executive officers. Abstentions will have no effect on the results of the vote on Proposal No. 3. Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name on this proposal. Broker non-votes will have no effect on Proposal No. 3.

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Other Matters

Our Board of Directors knows of no other matters that may be presented for stockholder action at the Annual Meeting. It is not anticipated that other matters will be brought before the Annual Meeting. If other matters do properly come before the Annual Meeting, or any adjournments or postponements thereof, however, persons named as proxies will vote upon them in their discretion.

Information about the Proxy Statement and the Solicitation of Proxies

The enclosed proxy is solicited by our Board of Directors, and we will bear the costs of preparing, assembling, printing and mailing this Proxy Statement, accompanying Proxy Card, Notice of Annual Meeting of Stockholders and the Company’s 2023 annual report to stockholders, as well as any additional materials that we may furnish to stockholders in connection with the Annual Meeting. Copies of our solicitation materials will be furnished to brokerage houses, fiduciaries and custodians to forward to beneficial owners of stock held in the names of such nominees. We will, upon request, reimburse those parties for their reasonable expenses in forwarding proxy materials to the beneficial owners.

Annual Report

Our 2023 annual report is being mailed to stockholders together with this Proxy Statement and contains financial and other information about IMUNON, including audited financial statements for our fiscal year ended December 31, 2023. A copy of our 2023 Annual Report on Form 10-K, as filed with the Securities and Exchange Commission (“SEC”), but excluding exhibits, is available on our website and additional copies may be obtained without charge, upon written request directed to the Corporate Secretary, IMUNON, INC., 997 Lenox Drive, Suite 100, Lawrenceville, New Jersey 08648.

Householding of Annual Meeting Materials

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our Proxy Statement or 2023 annual report to stockholders may have been sent to multiple stockholders in your household. The Company will promptly deliver a separate copy of either document to you if you write or call the Company at the following address or telephone number:

IMUNON, INC.

997 Lenox Drive

Suite 100

Lawrenceville, New Jersey 08648

Attention: Corporate Secretary

(609) 896-9100

If you would like to receive separate copies of the proxy materials in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact the Company at the address and telephone number set forth above.

PLEASE COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING WHITE PROXY CARD IN THE ENCLOSED PRE-ADDRESSED AND POSTAGE-PAID ENVELOPE AS PROMPTLY AS POSSIBLE OR SUBMIT YOUR VOTE VIA THE INTERNET AT WWW.PROXYVOTE.COM OR BY CALLING THE NUMBER PRINTED ON THE ACCOMPANYING PROXY CARD.

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BENEFICIAL OWNERSHIP OF COMMON STOCK

The following table is furnished by the Company and sets forth certain information known to the Company regarding the beneficial ownership of the Company’s common stock as of April 19, 2024 by:

●	each person or group known by us to own beneficially more than 5% of the Company’s outstanding common stock;

●	each of our directors and the director nominees, as well as each executive officer named in the Summary Compensation Table appearing under the heading “Executive Compensation;” and

●	our directors and executive officers as a group.

We determine beneficial ownership in accordance with the rules of the SEC. Under SEC rules, beneficial ownership for purposes of this table takes into account shares as to which the individual has voting or investment power as well as shares that may be acquired within 60 days of April 19, 2024. Shares of common stock subject to options that are currently exercisable or that become exercisable within 60 days of April 19, 2024, are treated as outstanding and beneficially owned by the holder of such options. However, these shares are not treated as outstanding for purposes of computing the percentage ownership of any other person. Unless otherwise indicated or as to the interests of spouses, the persons included in the table have sole voting and investment power with respect to all shares beneficially owned thereby. Percentage ownership calculations are based on 9,399,789 shares outstanding as of April 19, 2024.

NAME OF BENEFICIAL OWNER	NUMBER OF SHARES OF COMMON STOCK BENEFICIALLY OWNED	PERCENT OF SHARES OF COMMON STOCK OUTSTANDING

James E. Dentzer* (1)	5,361	**
Stacy R. Lindborg* (2)	11,249	**
Frederick J. Fritz* (3)	31,182	**
Donald P. Braun* (4)	17,513	**
Christine Pellizzari* (5)	11,249	**
Michael H. Tardugno* (6)	213,763	2.27%
Corinne Le Goff* (7)	127,250	1.35%
Khursheed Anwer* (8)	84,855	**
Jeffrey W. Church* (9)	95,117	1.01%
Directors and Executive Officers as a group (9 persons) (10)	470,290	5.00%

*	The address of each of the individuals named is c/o IMUNON, INC., 997 Lenox Drive, Suite 100, Lawrenceville, NJ 08648.

**	Less than one percent.

(1)	Includes 5,361 shares of common stock underlying options currently exercisable or exercisable within 60 days of April 19, 2024.

(2)	Includes 11,249 shares of common stock underlying options currently exercisable or exercisable within 60 days of April 19, 2024.

(3)	Includes 11,766 shares of common stock and 19,416 shares of common stock underlying options currently exercisable or exercisable within 60 days of April 19, 2024.

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(4)	Includes 597 shares of common stock (reflecting the reverse stock split effected by the Company on February 28, 2022 at a ratio of 15:1) and 16,916 shares of common stock underlying options currently exercisable or exercisable within 60 days of April 19, 2024.

(5)	Includes 11,249 shares of common stock underlying options currently exercisable or exercisable within 60 days of April 19, 2024.

(6)	Includes 16,513 shares of common stock and 197,250 shares of common stock underlying options currently exercisable or exercisable within 60 days of April 19, 2024.

(7)	Includes 53,000 shares of common stock and 74,250 shares of common stock underlying options currently exercisable or exercisable within 60 days of April 19, 2024. Dr. Le Goff served as President and Chief Executive Officer of the Company until March 15, 2024. All of the options held by Dr. Le Goff that had vested prior to March 15, 2024 may be exercised by Dr. Le Goff until September 11, 2024, at which time they will automatically be forfeited if not exercised. All stock options and stock awards (and similar equity rights) that had not vested as of March 15, 2024 were forfeited by Dr. Le Goff.

(8)	Includes 2,855 shares of common stock (reflecting the reverse stock split effected by the Company on February 28, 2022 at a ratio of 15:1) and 82,000 shares of common stock underlying options currently exercisable or exercisable within 60 days of April 19, 2024.

(9)	Includes 3,617 shares of common stock (reflecting the reverse stock split effected by the Company on February 28, 2022 at a ratio of 15:1) and 91,500 shares of common stock underlying options currently exercisable or exercisable within 60 days of April 19, 2024.

(10)	Includes 434,942 shares of common stock underlying options currently exercisable or exercisable within 60 days of April 19, 2024.

DELINQUENT SECTION 16(A) REPORTS

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) requires our executive officers, directors and persons who own more than 10% of our common stock to file reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company with the SEC. Executive officers, directors and greater than 10% stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on a review of the copies of reports furnished to us, we believe that during the year ended December 31, 2023, our executive officers, directors and greater than 10% stockholders complied with all Section 16(a) filing requirements.

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DIRECTORS, EXECUTIVE OFFICERS, AND CORPORATE GOVERNANCE

Our Board of Directors currently consists of six members and is divided into three classes of directors serving staggered three-year terms. Directors for each class are elected at the Annual Meeting of Stockholders held in the year in which the term for their class expires and hold office for a three-year term and until their successors are duly elected and qualified, or their earlier death, resignation or removal. In accordance with our amended and restated certificate of incorporation and bylaws, our Board may fill any vacancy on the Board by appointment.

Set forth below is certain information regarding our Company’s current directors, as well as our non-director executive officers.

NAME	AGE	POSITION(S)	CLASS
Frederick J. Fritz	73	Director	I
Christine Pellizzari	56	Director	I
James E. Dentzer	57	Director	II
Stacy R. Lindborg, Ph.D.	53	Director	II
Donald P. Braun, Ph.D.	74	Director	III
Michael H. Tardugno	73	Executive Chairman	III
Khursheed Anwer, Ph.D.	64	Executive Vice President and Chief Scientific Officer
Sébastien Hazard, M.D.	52	Executive Vice President and Chief Medical Officer
Jeffrey W. Church	67	Executive Vice President and Chief Financial Officer

Directors

Class II Director Nominees (If reelected, term expires in 2027)

Mr. James E. Dentzer. Mr. Dentzer was appointed to our Board of Directors in September 2022. He has been President and Chief Executive Officer and a member of the Board of Directors of Curis, Inc. (Nasdaq: CRIS) since September 2018. From March 2018 to September 2018, Mr. Dentzer served as Curis’ Chief Operating Officer and Chief Financial Officer. From March 2016 to March 2018, Mr. Dentzer served as Curis’ Chief Administrative Officer and Chief Financial Officer. Mr. Dentzer has also held the positions of secretary and treasurer from March 2016 to March 2019. Prior to joining Curis, Mr. Dentzer served as Chief Financial Officer of Dicerna Pharmaceuticals, Inc., a formerly publicly traded biotechnology company, from December 2013 to December 2015. Prior to that, he was the Chief Financial Officer of Valeritas, Inc., a formerly publicly traded medical technology company, from March 2010 to December 2013. Prior to joining Valeritas, Inc., he was the Chief Financial Officer of Amicus Therapeutics, Inc. (Nasdaq: FOLD), a biotechnology company, from October 2006 to October 2009. In prior positions, he spent six years as Corporate Controller of Biogen Inc. (Nasdaq: BIIB), a biotechnology company, and six years in various senior financial roles at E.I. du Pont de Nemours and Company, a chemical, petroleum and biotechnology company, in the U.S. and Asia. Mr. Dentzer holds a B.A. degree in Philosophy from Boston College and an M.B.A. from the University of Chicago.

Dr. Stacy R. Lindborg. Dr. Lindborg was appointed to our Board of Directors in June 2021. Dr. Lindborg brings to Imunon more than 25 years of pharmaceutical industry experience with a particular focus on R&D, executive management and strategy. She has worked with biologics, small molecules and cell therapies to address a broad range of diseases and disorders, including multiple Orphan drug products, along with extensive experience in early-stage development having taken molecules from first in man studies into the clinic through approval and launch. Dr. Lindborg’s holds the position of co-Chief Executive Officer at Brainstorm Cell Therapeutics (Nasdaq: BCLI), which she joined in 2020. From 2012 to 2020 she held positions of increasing responsibility at Biogen, where she worked in biostatistics and biometrics, and served as Vice President for Global Analytics and Data Sciences. Dr. Lindborg joined Eli Lilly and Company (NYSE: LLY) in 1996 moving through the organization to serve from 2010 to 2012 as Head of R&D Strategy with responsibility for characterizing the productivity of the portfolio and driving key R&D strategy projects including the annual R&D Long-Range Plan. Dr. Lindborg is a graduate of Baylor University where she received a Ph.D. and M.A. in statistics and a B.A. in psychology with a minor in mathematics. She has authored more than fifty abstracts, 200 presentations and 45 manuscripts that have been published in peer-reviewed journals. She serves on several industry advisory boards related to statistics and biotechnology.

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Our Board of Directors concluded that Mr. James Dentzer and Dr. Stacy Lindborg have the requisite experience, qualifications, attributes and skills necessary to serve as a member of our Board of Directors based on their respective leadership attributes, management experience in the pharmaceutical industry and professional and educational background.

Continuing Class III Directors (Term expires in 2025)

Dr. Donald P. Braun. Dr. Braun was appointed to our Board of Directors in December 2015. Dr. Braun has over 35 years of research experience in oncology, cancer immunology, cancer immunotherapy, and inflammatory diseases. He is the author of more than 120 published peer-reviewed manuscripts, twenty-five reviews and book chapters, and co-editor of a book on the role of prostaglandins and other COX 2 metabolites in cancer patient immunity and immunotherapy. He served from 2006 to 2014 as Vice President Clinical Research, after which he served as Vice President Translational Research and Chief Science Officer at the Cancer Treatment Centers of America until his retirement in May 2016. Prior to this role, he was the Scientific Director of the Cancer Center and Professor of Medicine and Immunology at Rush Medical College in Chicago from 1978 to 1999, and the Administrative Director of the Cancer Institute and a Professor of Surgery with tenure at the Medical College of Ohio from 1999 to 2006. He received his Ph.D. in Immunology and Microbiology from the University of Illinois at the Medical Center in Chicago. Dr. Braun has served as an advisor to numerous public agencies and private corporations concerned with cancer therapeutics and diagnostics. At the National Cancer Institute, Dr. Braun served as a member of the Experimental Therapeutics Study Section; the Small Business Innovation Grant Review Study Section; and the Experimental Therapy program for “Molecular Targets in Lung Cancer.” He served as a member of the Immunology and Immunotherapy Study Section of the American Cancer Society-National Division; as a Member of the Ohio Cancer Incidence Surveillance System; as a Member of the Biomedical Research Technology Transfer Commission for the State of Ohio; and as an advisor to the State of Arizona’s Disease Research Control Commission. Dr. Braun has also served as a consultant to numerous pharmaceutical and biotechnology companies developing cancer treatments and diagnostics including Pfizer Inc. (NYSE: PFE), Sterling Winthrop, Abbott Laboratories (NYSE: ABT), Boehringer Mannheim, Serono Corporation, Biomira Inc., Centocor and Merck KGA.

Mr. Michael H. Tardugno. Mr. Tardugno was appointed President and Chief Executive Officer of the Company on January 3, 2007, and was elected to the Board of Directors on January 22, 2007. In October of 2014, Mr. Tardugno was appointed by our Board of Directors as our Chairman. Effective July 18, 2022, Mr. Tardugno transitioned from the roles of President, Chief Executive Officer and Chairman to the position of Executive Chairman of the Board. Prior to joining the Company and for the period from February 2005 to December 2006, Mr. Tardugno served as Senior Vice President and General Manager of Mylan Technologies, Inc., a subsidiary of Mylan Inc. From 1998 to 2005, Mr. Tardugno was Executive Vice President of Songbird Hearing, Inc., a medical device company spun out of Sarnoff Corporation. From 1996 to 1998, he was Senior Vice President of Technical Operations worldwide for a division of Bristol-Myers Squibb (NYSE: BMY), and from 1977 to 1995, he held increasingly senior executive positions including Senior Vice President of Worldwide Technology Development with Bausch & Lomb (NYSE, TSX: BLCO) and Abbott Laboratories (NYSE: ABT). Mr. Tardugno holds a B.S. degree from St. Bonaventure University and completed the Harvard Business School Program for Management Development.

Continuing Class I Directors (Term expires in 2026)

Mr. Frederick J. Fritz. Mr. Fritz was appointed to our Board of Directors in July 2011. Mr. Fritz has served as CEO and Founder of NeuroDx, a development stage diagnostic device company focused on the neurosurgery market, since 2006. Mr. Fritz joined NeuroDx from Valeo Medical, a biotechnology company he founded in 2003 to develop the world’s first non-invasive diagnostic test for endometriosis. Prior to that, Mr. Fritz was President and CEO of Songbird Hearing, Inc., a medical device company spun out of Sarnoff Corporation. Mr. Fritz began his career in marketing management and new product development. He joined Schering Plough’s Wesley Jessen in 1985 as VP Marketing and Sales in 1986. He was promoted to general manager of Schering’s Over the Counter pharmaceutical business in 1988 and of the podiatric products business in 1990. He was President of Coleman North America from 1995 to 1997. Mr. Fritz holds a bachelor’s degree in engineering (summa cum laude) from University of Illinois and an MBA degree from Harvard University.

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Ms. Christine A. Pellizzari. Ms. Pellizzari was appointed to our Board of Directors in June 2021. Ms. Pellizzari has served as the Chief Legal Officer of Science 37 since July 2021. Prior to joining Science 37, Ms. Pellizzari served as the General Counsel and Corporate Secretary of Insmed, Inc., (Nasdaq: INSM) a publicly traded biotech company focused on serious and rare diseases, from 2013 to 2018 and as Chief Legal Officer from 2018 to 2021. From 2007 through 2012 Ms. Pellizzari held various legal positions of increasing responsibility at Aegerion Pharmaceuticals, most recently as Executive Vice President, General Counsel and Corporate Secretary. Prior to Aegerion, Ms. Pellizzari was Senior Vice President, General Counsel and Secretary at Dendrite International, Inc., a formerly publicly traded company that provided sales effectiveness, promotional and compliance solutions to the pharmaceutical industry. Ms. Pellizzari joined Dendrite from the law firm of Wilentz, Goldman & Spitzer, where she specialized in health care transactions and related regulatory matters. Ms. Pellizzari has nearly three decades of relevant experience, including having served for over 25 years as Chief Legal Officer and General Counsel of publicly traded companies in biopharmaceutical and related industries. Ms. Pellizzari also serves on the board of directors of Tempest Therapeutics, a public clinical-stage oncology company, and Neurosense Therapeutics, a public clinical-stage development company advancing treatments for severe neurodegenerative diseases. Ms. Pellizzari received her Bachelor of Arts, cum laude, from the University of Massachusetts (Amherst) and her Juris Doctor degree from the University of Colorado School of Law. She is a member of Global Leaders in Law, Executive Women in Bio, Women Corporate Directors, National Association of Corporate Directors, Association of Corporate Counsel, Society for Corporate Governance and National Association of Stock Plan Professionals.

Our Board of Directors concluded that all of the continuing directors have the requisite experience, qualifications, attributes and skill necessary to serve as a member of the Board of Directors based on, among other things, their:

●	Leadership attributes and experience;
●	Management experience in the pharmaceutical industry and/or business experience in countries in which we are conducting clinical trials; and
●	Professional and educational background.

Executive Officers

The following are the biographical summaries for each of our executive officers. Each executive officer is elected by, and serves at the pleasure of, our Board of Directors.

Khursheed Anwer, Ph.D. Dr. Anwer joined us in June 2014 as Executive Vice President and Chief Scientific Officer, in connection with our acquisition of all the assets of EGWU, Inc. (formerly known as Egen, Inc.), an Alabama corporation (or “EGEN”). Before joining the Company, Dr. Anwer served as EGEN’s President and Chief Scientific Officer, a position he held since 2009. He joined EGEN in July 2002 as Vice President of Research and Development and directed EGEN’s clinical and research and development functions. Before joining EGEN, Dr. Anwer was Director of Pre-Clinical Development at Valentis, Inc. from July 2000 to June 2002. From 1993 to 1999, he served in several positions at GeneMedicine, Inc., where he led several research projects in the area of non-viral gene therapy. He has authored more than 40 publications in the area of non-viral gene therapy, resulting from his active career in research and development. Dr. Anwer holds a Ph.D. in physiology/pharmacology from Ohio University and received post-doctoral training from the University of Texas Health Science Center at Houston. Dr. Anwer also has a master’s in business administration from the University of Alabama.

Sébastien Hazard, M.D. On December 7, 2023, Dr. Hazard was appointed as Executive Vice President and Chief Medical Officer of the Company, effective as of December 11, 2023. Immediately prior to joining the Company, Dr. Hazard served as Senior Vice President, Head of Clinical Development at Bicycle Therapeutics plc (Nasdaq: BCYC) from April 2021 through September 2023. Prior to joining Bicycle Therapeutics, Dr. Hazard served as Clinical Development Lead at GSK from June 2019 to April 2021. He also served as Senior Medical Director of Clinical Development from July 2018 to May 2019, and Senior Medical Director of Global Medical Affairs from August 2016 to July 2018 at TESARO, Inc. Dr. Hazard held various positions within Genentech, including Medical Director in Lung Cancer of U.S. Medical Affairs from November 2012 to July 2016. Earlier in his career Dr. Hazard served as an advisor to the head of the French Drug Agency and to the French Health Minister’s cabinet. Dr. Hazard holds a Doctorate in Medicine, Internal Medicine and Public Health from Paris VI Pitie Salpetriere, an Executive M.B.A. from INSEAD and a Master’s degree in epidemiology and statistics applied to clinical research from Paris VI University.

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Mr. Jeffrey W. Church. Mr. Church joined us in July 2010 as Vice President, Chief Financial Officer and Corporate Secretary. Mr. Church was appointed as our Senior Vice President, Corporate Strategy and Investor Relations in July 2011. In July 2013, Mr. Church was reappointed as Senior Vice President and Chief Financial Officer. In December 2018, Mr. Church was promoted to Executive Vice President. Immediately prior to joining the Company, Mr. Church served as Chief Financial Officer and Corporate Secretary of Alba Therapeutics Corporation, a privately held life science company from 2007 until 2010. From 2006 until 2007, he served as Vice President, Chief Financial Officer and Corporate Secretary for Novavax, Inc. (Nasdaq: NVAX), a vaccine development company listed on The Nasdaq Global Select Market. From 1998 until 2006, he served as Vice President, CFO and Corporate Secretary for GenVec, Inc., a biotechnology company formerly listed on The Nasdaq Capital Market. Prior to that, he held senior financial positions at BioSpherics Corporation and Meridian Medical Technologies, both formerly publicly traded companies. He started his career with Price Waterhouse from 1979 until 1986. Mr. Church holds a B.S. degree in accounting from the University of Maryland.

Legal Proceedings

On October 29, 2020, a putative securities class action was filed against the Company and certain of its officers and directors (the “Spar Individual Defendants”) in the U.S. District Court for the District of New Jersey, captioned Spar v. Celsion Corporation, et al., Case No. 1:20-cv-15228. The plaintiff alleged that the Company and Individual Defendants made false and misleading statements regarding one of the Company’s drug candidates, ThermoDox®, and brought claims for damages under Section 10(b) of the Exchange Act and Rule 10b-5 promulgated thereunder against all Defendants, and under Section 20(a) of the Exchange Act against the Individual Defendants. On February 6, 2023, the U.S. District Court granted a Motion to Dismiss filed by the Company and Spar Individual Defendants and granted Plaintiff leave to file an amended complaint within 30 days. Plaintiff did not file an amended complaint within the 30-day deadline. In September 2023, the U.S. District Court issued an Order for Dismissal without prejudice.

In February 2021, a derivative shareholder lawsuit was filed against the Company, as the nominal defendant, and certain of its directors and officers as defendants in the U.S. District Court for the District of New Jersey, captioned Fidler v. Michael H. Tardugno, et al., Case No. 3:21-cv-02662. The plaintiff alleged breach of fiduciary duty and other claims arising out of alleged statements made by certain of the Company’s directors and/or officers regarding ThermoDox®. The Company believes it has meritorious defenses to these claims and intends to vigorously contest this suit. At this stage of the case neither the likelihood that a loss, if any, will be realized, nor an estimate of possible loss or range of loss, if any, can be determined.

Board Leadership Structure and Role in Risk Oversight

Board Leadership

Our Board of Directors believes that it is important to select our Chairman of the Board and our Chief Executive Officer in the manner it considers in our best interests. The members of our Board of Directors possess considerable business experience and in-depth knowledge of the issues we face and are therefore in the best position to evaluate our needs and how best to organize and adopt our leadership structure to meet those needs. Accordingly, our Chairman and the Chief Executive Officer may be filled by one individual or by two different individuals, and our chairman may be a Company insider or an independent director. Mr. Tardugno currently serves as Executive Chairman of our Board of Directors. Currently all the other directors of our Board of Directors are independent under applicable SEC and Nasdaq rules.

Board Oversight of Risk

Our Board of Directors is responsible for oversight of the various risks we face. In this regard, the Board of Directors seeks to understand and oversee the most critical risks relating to our business and operations, allocate responsibilities for the oversight of risks among the full Board of Directors and its committees, and see that management has in place effective systems and processes for managing risks we face. Overseeing risk is an ongoing process, and risk is inherently tied to our strategy and to strategic decisions. Accordingly, our Board of Directors considers risk throughout the year and with respect to specific proposed actions. Our Board of Directors recognizes that it is neither possible nor prudent to eliminate all risk. Indeed, purposeful and appropriate risk-taking is essential for us to be competitive and to achieve our business objectives.

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While our Board of Directors oversees risk, management is charged with identifying and managing risk. We have robust internal processes and a strong internal control environment to identify and manage risks and to communicate information about risk to the Board of Directors. Management communicates routinely with our Board of Directors, Board Committees (as defined below) and individual directors on the significant risks identified and how they are being managed. Our directors are free to, and indeed often do, communicate directly with senior management.

Good Governance Practices

Our Board of Directors has a commitment to strong and sustainable corporate governance. As such, we continuously review our practices to ensure effective collaboration between management and our Board. Highlights of our Board of Directors’ best practices are:

●	Five of the six Board directors are independent;

●	Our Board of Directors has adopted and published committee charters (available on our website at www.imunon.com);

●	Our Board of Directors conducts an annual review of Board independence;

●	Our Board Committees (as defined below) conduct annual self-evaluations that are reviewed by our Nominating and Governance Committee and our Board;

●	New directors participate in an orientation program and receive a current state briefing before their first Board meeting;

●	We have stock ownership and stock retention guidelines for our directors;

●	We have policies and practices to specifically align executive compensation with long-term stockholder interests;

●	We have a policy prohibiting hedging and pledging, short sales, purchases or sales of puts or calls, and other derivative transactions of our stock (including any transaction that provides the economic equivalent of ownership) by our executive officers and directors;

●	An executive compensation clawback policy was adopted by our Board of Directors in October 2023;

●	Our Board of Directors reviews management talent and succession annually with our chief executive officer; and

●	There is no automatic enhancement of executive incentive compensation upon a change-in-control.

Insider Trading Policy

Our insider trading policy prohibits our officers, directors, and employees from, among other things, engaging in short sales, transactions in derivative securities (including put and call options) or other forms of hedging transactions (i.e., zero-cost collars, equity swaps, exchange funds and forward sale contracts) that are designed to hedge or offset any decrease in the market value of equity securities (1) granted to the executive officer or director by the Company as part of the compensation of such individual, or (2) held, directly or indirectly, by the executive officer or director.

Code of Ethics

The Company has adopted a Code of Ethics and Business Conduct (the “Code of Ethics”) applicable to its directors, officers, including the Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer and other officers performing similar functions, and employees. This Code of Ethics constitutes a code of ethics applicable to senior financial officers within the meaning of the Sarbanes-Oxley Act of 2002 and SEC rules. A copy of the Code of Ethics is available on the Company’s website at http://www.imunon.com and any stockholder may obtain a copy by making a written request to the Company’s Corporate Secretary, 997 Lenox Drive, Suite 100, Lawrenceville, NJ 08648. In the event of any amendments to or waivers of the terms of the Code of Ethics, such matters will be posted promptly to the Company’s website in lieu of disclosure on Form 8-K in accordance with Item 5.05(c) of Form 8-K.

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Committees of the Board of Directors

Our Board of Directors implements its risk oversight function both as a whole and through delegation to various committees (the “Board Committees”). These Board Committees meet regularly and report back to our full Board of Directors.

●	Our Audit Committee oversees the management of financial, accounting, internal controls, disclosure controls and the engagement arrangement and regular oversight of the independent auditors.

●	Our Compensation Committee is responsible for the design and oversight of our compensation programs. Based on a review of our company-wide compensation programs, including the compensation programs for our executive officers, our Compensation Committee has concluded that these programs do not create risks that are likely to have a material adverse effect on us.

●	Our Nominating and Governance Committee periodically reviews our corporate governance practices, including the risks that those practices are intended to address. It also periodically reviews the composition of our Board of Directors to help ensure that a diversity of skills and experiences is represented by the members of our Board of Directors, taking into account the stage of our growth and strategic direction.

●	Our Science and Technology Committee assists our Board of Directors in monitoring the state of science and technology capabilities within the Company and associated risks and overseeing the development of key technologies and major science and medicine-driven innovation initiatives essential to our long-term success.

Audit Committee

Our Audit Committee consists of Mr. James A. Dentzer (Chair), Mr. Frederick J. Fritz and Ms. Christine Pellizzari. Our Audit Committee operates under a written charter as amended and restated effective January 24, 2023. A copy of that charter, as may be amended from time to time, is available on our web site, located at http://www.imunon.com. Additional copies of the charter are available upon written request to us.

Our Audit Committee assists our Board of Directors in fulfilling its responsibility to oversee management’s implementation of our financial reporting process. In discharging its oversight role, the Audit Committee reviewed and discussed the audited financial statements contained in our 2023 Annual Report on Form 10-K with our management and independent registered public accounting firm. Management is responsible for the financial statements and the reporting process, including the system of internal controls. Our independent registered public accounting firm is responsible for expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the U.S. (“U.S. GAAP”).

Our Board has determined that all members of the Audit Committee meet the independence standards established by the SEC and Nasdaq. Our Board has determined that Mr. Dentzer is qualified to serve as the “audit committee financial expert” as defined by Item 407(d)(5) of Regulation S-K and that Mr. Fritz and Ms. Pellizzari meet the financial literacy requirements under applicable NASDAQ rules.

Compensation Committee

Our Compensation Committee is responsible for establishing and administering the compensation policies applicable to our directors, officers, and key personnel, for determining the compensation arrangements to our President and Chief Executive Officer and for evaluating the performance of senior management. Our Compensation Committee operates under a written charter as amended and restated effective January 24, 2023. A copy of that charter, as may be amended from time to time, is available on our web site, located at www.imunon.com. Additional copies of the charter are available upon written request to us.

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Our Compensation Committee does not delegate the authority to approve compensation policies and actions affecting our Named Executive Officers or directors. Our Compensation Committee applies discretion in determining compensation for our executives. Our Compensation Committee has not established any equity or other security ownership requirements or guidelines in respect of our executive officers. Our Executive Chairman and our President and Chief Executive Officer assist the Compensation Committee in evaluating the performance of other executive officers and by providing information to directors as and when requested, such as salary surveys and compensation paid by our competitors, to the extent such information is publicly available. Members of our Compensation Committee undertake to verify such information prior to referring to it in determining executive compensation. The compensation of our President and Chief Executive Officer is determined by the Compensation Committee based on their evaluation of her performance and with reference to such external or competitive data as they consider necessary. The compensation of the other Named Executive Officers is determined by our Compensation Committee based on its evaluation of their individual performance and the recommendations of our Executive Chairman and our President and Chief Executive Officer.

Mr. Frederick J. Fritz (Chair), Dr. Donald P. Braun and Dr. Stacy R. Lindborg currently comprise our Compensation Committee. Our Board has determined that all members of our Compensation Committee are independent under the applicable Nasdaq rules.

Nominating and Governance Committee

Our Nominating and Governance Committee is responsible for identifying and recruiting new members of our Board of Directors when vacancies arise, identifying and recruiting nominees for election as directors, reconsideration of incumbent directors in connection with nominations for elections of directors and ensuring that our Board of Directors is properly constituted to meet its corporate governance obligations. Our Nominating and Governance Committee operates under a written charter effective as of January 24, 2023. A copy of that charter, as may be amended from time to time, is available on our web site, located at www.imunon.com. The current members of our Nominating and Governance Committee are Ms. Christine Pellizzari (Chair), Dr. Donald P. Braun and Mr. James A. Dentzer. Our Board has determined that Ms. Pellizzari, Dr. Braun and Mr. Dentzer are deemed to be independent under applicable Nasdaq rules.

Science and Technology Committee

The primary purpose of our Science and Technology Committee is to assist our Board of Directors in monitoring the state of science and technology capabilities within our Company and associated risks and overseeing the development of key technologies and major science and medicine-driven innovation initiatives essential to our long-term success. Our Science and Technology Committee’s responsibilities includes reviewing technologies and technology programs of significance to us, with special focus on major external initiatives, observing the evolution of science and medicine outside the Company, participating in the development of metrics to assess the state of our science and technology in subject areas including, but not limited to, patent estate, freedom to operate, productivity, capability and external benchmarks, providing guidance for our external science and technology alliances, and providing guidance on the direction of our science and technology activities, as appropriate. The current members of our Science and Technology Committee are Dr. Donald P. Braun (Chair) and Dr. Stacy R. Lindborg.

Meetings of the Board And its Committees

During the year ended December 31, 2023, there were a total of four regular meetings of our Board. All of our directors attended all of the meetings of our Board and the Board committees on which they served that were held during the period for which they were a director or committee member, respectively.

During the year ended December 31, 2023, our Audit Committee met four times and our Compensation Committee met one time. Our Nominating and Governance Committee and our Science and Technology Committee did not meet during 2023.

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Director Nominations

The role of our Nominating and Governance Committee is to act on behalf of our Board of Directors to ensure that our Board of Directors and its standing committees are appropriately constituted to meet their fiduciary and corporate governance obligations. In this role, our Nominating and Governance Committee is responsible for identifying and recruiting new members of our Board of Directors when vacancies arise, identifying and recruiting nominees for election as directors and reconsidering incumbent directors in connection with nominations for elections of directors. Our Nominating and Governance Committee is also charged with:

(i)	reviewing and recommending changes in the size and composition of our Board of Directors and Board committees;
(ii)	developing and maintaining criteria and processes for selecting candidates for election as directors;
(iii)	identifying and recruiting candidates to stand for election as directors and determining whether incumbent directors should stand for reelection;
(iv)	ensuring that we and our Board of Directors operate in accordance with current best practices;
(v)	providing for ongoing director training and education;
(vi)	reporting to our Board of Directors on Nominating and Governance Committee activities;
(vii)	annually reviewing the Nominating and Governance Committee’s performance of its responsibilities and duties; and
(viii)	annually reviewing the Nominating and Governance Committee Charter, the structure and the processes and membership requirements of the Nominating and Governance Committee and recommending to our Board of Directors any improvements or amendments that our Nominating and Governance Committee considers appropriate or necessary.

Director Qualifications

It is a policy of our Nominating and Governance Committee that candidates for director be determined to have unquestionable integrity and the highest ethical character. Candidates must demonstrate the ability to exercise sound, mature and independent business judgment in the best interests of the stockholders as a whole and may not have any interests that would, in the view of our Nominating and Governance Committee, impair their ability to exercise independent judgment or otherwise discharge the fiduciary duties owed as a director. Candidates must have experience and demonstrated achievement in one or more fields of business, professional, governmental, communal, scientific or educational endeavors which will complement the talents of the other members of our Board of Directors and further our interests, bearing in mind the composition of our Board of Directors and the current state of the Company and the state of the biotechnical/biopharmaceutical industry generally. In particular, our Nominating and Governance Committee believes it is important for one or more members of our Board of Directors to have in-depth experience in the biotechnical/biopharmaceutical industry. Our Nominating and Governance Committee has determined that one or more of its members, including the incumbents nominated to stand for reelection at the Annual Meeting, should have such biotechnical/biopharmaceutical experience.

Candidates are expected to have an appreciation of the major issues facing public companies of a size and operational scope similar to us, including contemporary governance concerns, regulatory obligations of a public issuer, strategic business planning, competition in a global economy, and basic concepts of corporate finance. Candidates must also have the willingness and capability to devote the time necessary to participate actively in meetings of our Board of Directors and Board Committee meetings and related activities, the ability to work professionally and effectively with other members of the Board of Directors and Company management, and the ability and intention to remain on our Board of Directors long enough to make an effective contribution. Among candidates who meet the foregoing criteria, our Nominating and Governance Committee also considers the Company’s current and anticipated needs, including expertise, diversity and balance of inside, outside and independent directors.

Our Nominating and Governance Committee, encouraging diversity, endeavors to comprise our Board of Directors of members with a broad mix of professional and personal backgrounds. Thus, our Nominating and Governance Committee accords some weight to the individual professional background and experience of each director. Further, in considering nominations, our Nominating and Governance Committee considers how a candidate’s professional background would fit into the mix of experiences represented by the then-current Board of Directors. When evaluating a nominee’s overall qualifications, our Nominating and Governance Committee does not assign specific weights to particular criteria, and no particular criterion is necessarily required of all prospective nominees. In addition to the aforementioned criteria, when evaluating a director for re-nomination to our Board of Directors, our Nominating and Governance Committee will also consider the director’s history of attendance at board and committee meetings, the director’s preparation for and participation in such meetings, and the director’s tenure as a member of our Board of Directors.

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Board Diversity

Board Diversity Matrix (As of April 19, 2024)
Total Number of Directors: 6
Part I: Gender Identity	Female		Male
Directors	2		4
Part II: Demographic Background
African American or Black	0		0
Alaskan Native or Native American	0		0
Asian	0		0
Hispanic or Latinx	0		0
Native Hawaiian or Pacific Islander	0		0
White	2		4
Two or More Races or Ethnicities	0		0
LGBTQ+		0
Did Not Disclose Demographic Background		0

Director Independence

In accordance with the rules of the SEC and Nasdaq, the Company requires that at least a majority of the directors serving at any time on the Board of Directors be independent, that at least three directors satisfy the financial literacy requirements for service on the Audit Committee and that at least one member of the Audit Committee qualify as an “audit committee financial expert” under those rules.

Mr. Dentzer acts as the chairman of our Audit Committee. The Board has determined that Mr. James E. Dentzer is qualified to serve as the “audit committee financial expert” as defined by Item 407(d)(5) of Regulation S-K and that Mr. Fritz and Ms. Pellizzari meet the financial literacy requirements under applicable SEC and NASDAQ rules. The Board of Directors determined that of the six currently serving directors, five directors (Drs. Braun and Lindborg, Messrs. Dentzer and Fritz and Ms. Pellizzari) are independent under applicable SEC and NASDAQ rules.

Nominating and Governance Committee Process

In selecting candidates for our Board of Directors, the Nominating and Governance Committee begins by determining whether the incumbent directors whose terms expire at the annual meeting of stockholders desire and are qualified to continue their service on our Board of Directors. Under its charter, our Nominating and Governance Committee is charged with considering incumbent directors as if they were new candidates. However, our Nominating and Governance Committee recognizes the significant value of the continuing service of qualified incumbents in promoting stability and continuity, providing the benefit of the familiarity and insight into our affairs and enhancing our Board of Directors’ ability to work as a collective body. Therefore, it is the policy of our Nominating and Governance Committee, absent special circumstances, to nominate qualified incumbent directors who our Nominating and Governance Committee believes will continue to make important contributions to our Board of Directors and who consent to stand for re-election. If any member of our Board of Directors does not wish to continue in service or if our Nominating and Governance Committee or our Board of Directors decides not to re-nominate a member, there is an existing vacancy on our Board of Directors, or our Board of Directors, upon the recommendation of the Nominating and Governance Committee, elects to expand the size of our Board of Directors, the following process would be followed:

●	The Nominating and Governance Committee develops a profile for candidates’ skills and experience, based on the criteria described above.

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●	The Nominating and Governance Committee initiates a search, polling members of the Board of Directors and management, and retaining a search firm if the Nominating and Governance Committee deems this appropriate.

●	The Nominating and Governance Committee has a policy with respect to stockholders’ suggestions for nominees for directorships. Under this policy, stockholder nominees are given identical consideration as nominees identified by the Nominating and Governance Committee.

●	The process by which stockholders may submit potential nominees is described below under “Stockholder Recommendation Process.”

●	The Nominating and Governance Committee then determines the eligibility and suitability of any candidate based on the criteria described above and the Nominating and Governance Committee’s search profile.

●	The Chairman of the Board of Directors and at least one member of the Nominating and Governance Committee interview prospective candidate(s) who satisfy the qualifications described above.

●	The Nominating and Governance Committee offers other members of the Board of Directors the opportunity to interview the candidate(s) and then meets to consider and approve the final candidate(s).

●	The Nominating and Governance Committee seeks endorsement of the final candidate(s) from the full Board of Directors.

●	The final candidate(s) are nominated by the Board of Directors for submission to a stockholder vote or elected to fill a vacancy.

Stockholder Recommendation Process

Our Nominating and Governance Committee will consider for nomination any qualified director candidates recommended by our stockholders. Any stockholder who wishes to recommend a director candidate is directed to submit in writing the candidate’s name, biographical information and relevant qualifications to our Corporate Secretary at our principal executive offices. All written submissions received from our stockholders will be reviewed by the Nominating and Governance Committee at the next appropriate meeting. The Nominating and Governance Committee will evaluate any suggested director candidates received from our stockholders in the same manner as recommendations received from management, committee members or members of our board. The Company or the Nominating and Governance Committee may require a stockholder who proposes a nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility or suitability of the proposed nominee to serve as director of the Company.

Revisions to Nomination Process

Our Nominating and Governance Committee and stockholder recommendation processes have been developed to provide a flexible framework to permit the director nomination process to move forward effectively. Our Nominating and Governance Committee intends to review these processes from time to time in light of our evolving needs and changing circumstances, as well as changes in legal requirements and stock exchange listing standards. The Nominating and Governance Committee may revise these processes or adopt new ones based on such periodic reviews.

Stockholder Communications

Our Board of Directors has adopted a process through which interested stockholders may communicate with our Board of Directors. Stockholders who wish to send communications to our Board of Directors, or any particular director, should address such communications to the Corporate Secretary, at the Company’s headquarters at 997 Lenox Drive, Suite 100, Lawrenceville, New Jersey, 08648. The envelope containing any such communication should be prominently marked “To the Attention of the Board of Directors” or to a particular committee or director, and the communication should include a representation from the stockholder indicating the stockholder’s address and the number of shares of our common stock beneficially owned by the stockholder.

Our Corporate Secretary is primarily responsible for monitoring communications from stockholders. Depending upon the content of a particular communication, as he deems appropriate, our Corporate Secretary will: (i) forward the communication to the director, directors or committee to whom it is addressed; (ii) attempt to handle the inquiry directly, for example where the stockholder communication consists of a request for information about the Company or is a stock-related matter; or (iii) not forward communications such as solicitations, junk mail and obviously frivolous or inappropriate communications. At each meeting of our Board of Directors, the Corporate Secretary will present a summary of all communications, whether or not forwarded, received since the last meeting and will make those communications available to the directors on request.

Board Attendance

Our Board of Directors strongly encourages, but does not require, all directors, to the extent reasonable and practicable, to attend the Company’s Annual Meetings of Stockholders in person. All of the current members of our Board of Directors were present at the Company’s 2023 Annual Meeting of Stockholders held on June 14, 2023.

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REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Our management is primarily responsible for our internal control and financial reporting process. Our independent registered public accounting firm, WithumSmith+Brown, PC, is responsible for performing an independent audit of our consolidated financial statements and issuing opinions on the conformity of those audited financial statements with U.S. GAAP and the effectiveness of our internal control over financial reporting. Our Audit Committee monitors our financial reporting process and reports to the Board on its findings.

In this context, the Audit Committee hereby reports as follows:

1. The Audit Committee has reviewed and discussed the audited financial statements with our management.

2. The Audit Committee has discussed with our independent registered public accounting firm the matters required to be discussed under the rules adopted by the Public Company Accounting Oversight Board (“PCAOB”) and the SEC.

3. The Audit Committee has received from the independent registered public accounting firm the written disclosures and the letter required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence and has discussed with the independent registered public accounting firm its independence.

4. Based on the review and discussions referred to in paragraphs (1) through (3) above, our Audit Committee recommended to the Board, and the Board has approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, for filing with the SEC.

Members of the Audit Committee

Mr. James E. Dentzer (Chairman)

Mr. Frederick J. Fritz

Ms. Christine A. Pellizzari

This report does not constitute “soliciting material” and shall not be deemed filed or incorporated by reference into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent we specifically incorporate this report by reference and shall not otherwise be deemed filed under such Acts.

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EXECUTIVE AND DIRECTOR COMPENSATION

2023 Summary Compensation Table

The following table sets forth information regarding the total compensation for services rendered in all capacities during the years ended December 31, 2023 and 2022, awarded to, paid to, or earned by each “Named Executive Officer” serving as of December 31, 2023. All compensation awarded to, earned by, or paid to IMUNON’s Named Executive Officers are included in the table below for the years ended December 31, 2023 and 2022:

Name and Principal Position	Year	Salary	Bonus	Stock Awards		Option Awards (1)(2)	Non-Equity Incentive Plan Compensation (2)	All Other Compensation (3)	Total ($)

Corinne Le Goff (4)	2023	$658,080	$–		$–	$107,775	$274,959	$15,000	$1,055,814
President & CEO	2022	$264,000	$–		$97,500	$308,564	$157,250	$56,480	$883,794

Khursheed Anwer (5)	2023	$412,760	$–	$		$47,900	$125,281	$94,218	$680,159
Executive VP & CSO	2022	$382,629	$–		$19,500	$118,286	$139,737	$18,506	$678,658

Jeffrey Church (6)	2023	$441,296	$–		$–	$47,900	$115,726	$75,000	$679,922
Executive VP & CFO	2022	$409,822	$–		$–	$87,715	$139,094	$–	$636,631

(1)	The value reported for option awards is the aggregate grant date fair value of stock options granted to the Named Executive Officers in the years shown, determined in accordance with FASB ASC Topic 718, disregarding adjustments for forfeiture assumptions. The assumptions for making the valuation determinations are set forth in Note 12 to the Company’s financial statements for the years ended December 31, 2022 and December 31, 2023 included in the Company’s Annual Reports on Form 10-K for each of those years.

(2)	Executives’ bonuses under our annual incentive program are based on the achievement of specific performance measures established at the beginning of the fiscal year by our Compensation Committee. Historically, our Compensation Committee has awarded the annual incentive bonus for each year in the first quarter of the following year. In the first quarter of 2024, our Compensation Committee approved the amount and the payment of the incentive bonus for 2023 for each of the Named Executive Officers in the form of Non-Equity (Cash) Incentive Plan Compensation and stock awards.

(3)	This column includes other compensation as indicated below and matching and discretionary contributions made by the Company for the Named Executive Officers under our 401(k) plan. Our matching contribution is equal to 50% of the employee’s deferrals under the plan up to 6% of the employee’s compensation, subject to applicable IRS limitations, and are made in shares of our common stock.

(4)	Dr. Le Goff joined the Company as President and Chief Executive Officer and as a director effective as of July 18, 2022 and stepped down from these positions, effective March 15, 2024. For Dr. Le Goff, “All Other Compensation” for 2023 consists of a 401(k)-plan matching contribution of $15,000 in our common stock.

(5)	For Dr. Anwer, “All Other Compensation” for 2023 consists of $75,000 for a retention bonus paid in July 2023, $6,237 for discretionary spending allowance and a 401(k)-plan matching contribution of $12,981 in our common stock.

(6)	For Mr. Church “All Other Compensation” for 2023 consists of $75,000 for a retention bonus paid in July 2023.

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Narrative Disclosure to 2023 Summary Compensation Table

Employment Agreement with Corinne Le Goff

The Company and Dr. Le Goff entered into an employment agreement effective as of July 18, 2022, in connection with her appointment as President and Chief Executive Officer, Pursuant to the employment agreement, the Company agreed to pay Dr. Le Goff an initial salary of $624,000 and a signing bonus $50,000. Dr. Le Goff’s targeted annual performance bonus was 72% of her annual base salary (pro-rated for the year ended December 31, 2022). Dr. Le Goff also received (i) an option to purchase 177,000 shares of the Company’s common stock that vested with respect to 25% of the subject shares on July 18, 2023 and the remaining 75% percent to vest in equal quarterly installments thereafter such that the stock option would be fully vested and exercisable as of the fourth anniversary of July 18, 2022, and (ii) a restricted stock award of 53,000 restricted shares that vested on July 18, 2023. Dr. Le Goff did not receive any additional compensation for her service on the Board. The agreement had no set term of employment and provided that in the event of termination by the Company other than for cause, Dr. Le Goff would receive an amount equal to one year’s salary as a severance payment. Effective March 15, 2024, Dr. Le Goff resigned from her positions as President, Chief Executive Officer and Director of the Company.

Employment Agreements with Other Named Executive Officers

Jeffrey Church

The Company and Mr. Church entered into an employment offer letter on June 15, 2010. Mr. Church’s employment is “at-will;” however, subject to Mr. Church’s promotion to Executive Vice President in January 2019, if we terminate Mr. Church’s employment for any reason other than just cause, we will pay Mr. Church a salary continuation and COBRA premiums for up to twelve months. The salary and COBRA premiums will cease at the end of the twelve-month period or if he finds new employment prior to the twelve-month period, the benefit will be reduced by the amount of compensation which he will receive from any new employer. Mr. Church’s right to receive these severance benefits is subject to his providing a release of claims in favor of the Company.

Khursheed Anwer

The Company and Dr. Anwer entered into an employment offer letter effective as of June 20, 2014. Dr. Anwer’s employment with us is “at-will”; however, subject to the retention and severance agreement between the Company and Dr. Anwer dated as of May 28, 2014, if we terminate Dr. Anwer’s employment without cause (as such term is defined in the retention and severance agreement), he will be entitled to receive cash severance equal to 12 months of his base salary and reimbursement of his COBRA premiums for up to 12 months. Dr. Anwer’s right to receive these severance benefits is subject to his providing a release of claims in favor of the Company.

CIC Agreements

We have entered into amended and restated double-trigger change in control severance agreements (CIC Agreements) with each of the Named Executive Officers (other than Dr. Anwer, who is not subject to such an agreement) to provide severance benefits to these executives should their employment terminate in certain circumstances in connection with a change in control of the Company (a “CIC”).

Under the amended and restated CIC Agreements, in the event that, on or within two years after a CIC, we terminate the executive’s employment without cause or in the event that the executive terminates his employment for good reason, the executive would be entitled to receive a cash lump sum payment equal to two (2) times the sum of (1) the executive’s annual base salary and (2) the executive’s target annual bonus for the fiscal year in which the termination occurs. (For these purposes, the terms “cause,” “good reason” and “change in control” are each defined in the CIC Agreement.) In addition, we will pay or reimburse the executive for the cost of COBRA premiums and life insurance coverage for the executive and his eligible dependents, in each case for a period of up to two years following the termination. The executive would also be entitled to full acceleration of his then-outstanding equity awards granted to him by us. However, as to any equity award agreement that is subject to performance-based vesting requirements, the vesting of such an award will continue to be governed by its terms. In the case of options or similar awards, the award would generally remain exercisable for the remainder of the original term of the award (or, in the case of awards that vested after the date of the CIC, for the lesser of 12 months following the last day such award would have been exercisable under the applicable award agreement and the remainder of the original term). The benefits provided under the CIC Agreement are in addition to, and not in lieu of, any severance benefits the executive may be entitled to receive in connection with the termination of his employment under any other agreement with the Company. The executive’s right to benefits under the CIC Agreement is subject to his execution of a release of claims in favor of the Company upon the termination of his employment. The CIC Agreements do not provide for any tax gross ups.

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Potential Payments Upon Termination or Change In Control

As described above under “Narrative Disclosure to 2023 Summary Compensation Table,” the Company entered into agreements with each of the Named Executive Officers providing benefits payable to the executives in connection with a termination of their employment. The Company also entered into agreements with Dr. Le Goff and Mr. Church providing for benefits payable to the executives in connection with a termination of employment following a CIC of the Company. If in the event the Named Executive Officer is entitled to receive severance benefits in connection with a termination of employment under both their severance agreement and their CIC agreement, the executive shall be entitled to receive the benefits from both agreements. The first table below indicates the benefits that would have been payable to each executive if a termination of employment in the circumstances described above had occurred on December 31, 2023, outside of a CIC. The second table below indicates the benefits that would have been payable to each executive if a change in control of the Company and such a termination of employment had occurred on that date.

Severance Benefits (Outside of a Change in Control)
Name	Cash Severance	Continuation of Health/Life Benefit	Equity Acceleration	Total
Corinne Le Goff	$477,360	$30,189	–	$507,549
Khursheed Anwer	$400,899	$28,242	–	$429,141
Jeffrey W. Church	$428,615	$12,921	–	$441,536

Change of Control Severance Benefits
Name	Cash Severance	Continuation of Health/Life Benefit	Equity Acceleration	Total
Corinne Le Goff	$477,360	$30,189	–	$507,549
Jeffrey W. Church	$1,242,984	$25,842	–	$1,268,826

Material Terms of Option Grants During 2023

Each of the stock options awarded to the Named Executive Officers in 2023 was granted under, and is subject to, the terms of the IMUNON, INC. 2018 Stock Incentive Plan (the “2018 Plan”). The 2018 Plan is administered by the Compensation Committee, which has authority to interpret the plan provisions and make all required determinations under the plan. This authority includes making required proportionate adjustments to outstanding awards upon the occurrence of certain corporate events such as reorganizations, mergers, and stock splits, and making provision to ensure that any tax withholding obligations incurred in respect of awards are satisfied. Awards granted under the plan are generally only transferable to a beneficiary of a Named Executive Officer upon his death. Under the terms of the 2018 Plan, if there is a change in control of the Company, each Named Executive Officer’s outstanding awards granted under the plan will generally terminate, unless the Compensation Committee provides for the substitution, assumption, exchange or other continuation or settlement (in cash, securities, or property) of the outstanding awards. The Compensation Committee has the discretion to provide for outstanding awards to become vested in connection with a change in control.

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Each option granted to the Named Executive Officers in 2023 was granted with a per-share exercise price equal to the closing price of our common stock on the grant date. Each option is scheduled to vest in three installments, with one-third vesting on the date of grant and the balance vesting in equal annual installments over each of the next two years, subject in each case to the executive’s continued employment through the applicable vesting date and has a maximum term of ten years. However, vested options may terminate earlier in connection with a change in control transaction or a termination of the Named Executive Officer’s employment. Subject to any accelerated vesting that may apply in the circumstances, the unvested portion of the option will immediately terminate upon a termination of the Named Executive Officer’s -employment.

2023 Outstanding Equity Awards at Year-End

The following table summarizes the unexercised stock options held by each of the Named Executive Officers as of December 31, 2023. None of the Named Executive Officers held any other outstanding stock awards as of December 31, 2023.

		Option Awards
Name	Grant Date	No. of Securities Underlying Unexercised Options (#) Exercisable	No. of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date

Corinne Le Goff	7/18/2022	44,250	132,750	(2)	$1.95	7/18/2032	(3)
	3/17/2023	30,000	60,000	(1)	$1.32	3/17/2033	(3)

Khursheed Anwer	10/3/2019	2,832	-		$25.80	10/3/2029
	3/04/2022	13,333	6,667	(1)	$4.60	3/04/2032
	6/13/2022	13,333	6,667	(1)	$1.93	6/13/2032
	3/17/2023	13,334	26,666	(1)	$1.32	3/17/2033

Jeffrey W. Church	10/3/2019	2,334	-		$25.80	10/3/2029
	6/13/2022	33,333	16,6673	(1)	$1.93	6/13/2032
	3/17/2023	13,334	26,666	(1)	$1.32	3/17/2033

(1)	Each of these stock option grants vest in three equal installments, with one-third of the grant vesting each immediately, on the first anniversary, and on the second anniversary of the date of grant.
(2)	Each of these stock option grants vest in four equal installments, with one-fourth of the grant vesting each on the first, second, third, and fourth anniversary of the date of grant.
(3)	Dr. Le Goff served as President and Chief Executive Officer of the Company until March 15, 2024. All of the equity awards held by Dr. Le Goff that had vested prior to March 15, 2024 may be exercised by Dr. Le Goff until September 11, 2024, at which time they will automatically be forfeited if not exercised. All stock options and stock awards (and similar equity rights) that had not vested as of March 15, 2024 were forfeited by Dr. Le Goff.

2023 Option Exercises and Stock Vested

During 2023, none of the Named Executive Officers exercised any of their vested stock options. Dr. Le Goff’s Restricted Stock granted in July 2022 vested in July 2023. No other officers were awarded shares of stock during 2023.

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Pay Versus Performance

The following table reports the compensation of our principal executive officer (PEO) and the average compensation of the other named executive officers (Other NEOs) as reported in the Summary Compensation Table for the past three fiscal years, as well as their “compensation actually paid” as calculated pursuant to recently adopted SEC rules and certain performance measures required by the rules, including total stockholder return (“TSR”).

Year (1)(2)	Summary Compensation Table (SCT) Total for (First) PEO (Mr. Tardugno)	Summary Compensation Table (SCT) Total for (Second) PEO (Dr. Le Goff)	Compensation Actually Paid to First PEO (3)	Compensation Actually Paid to Second PEO (3)	Average SCT Total for Other NEOs	Average Compensation Actual Paid to Other NEOs (3)	Value of Initial Fixed $100 Investment Based on TSR (4)	Net Loss (5)
2023(a)	N/A	$1,055,814	N/A	$910,533	$680,040	$612,061	$6.38	$(19,514,977)
2022(b)	$2,085,391	$883,794	$1,876,247	$755,144	$692,890	$695,311	$12.68	$(35,465,260)
2021(c)	2,312,625	N/A	$1,664,992	N/A	$1,054,220	$796,213	$76.06	$(20,769,250)

(1)	We are a smaller reporting company and, accordingly, we have not included any information in this table for 2020 or 2019.
(2)	The PEOs and Other NEOs for the applicable years were as follows:

a.	2023: Dr. Le Goff served as PEO, and Dr. Anwer and Mr. Church as the Other NEO’s for 2023.
b.	2022: Mr. Tardugno served as the “First” PEO until July 2022 and Dr. Le Goff joined in July 2022 as the “Second” PEO, and Dr. Anwer and Dr. Nicholas Borys as the Other NEO’s for 2022. Although Mr. Tardugno was an executive officer but not the PEO for the latter part of 2022, since he served as the PEO for a portion of the year he is not included as an Other NEO for any portion of 2022.
c.	2021: Mr. Tardugno served as PEO and Mr. Church and Dr. Anwer as the Other NEO’s.

(3)	The 2023 Summary Compensation Table totals reported for the PEOs and the average of the Other NEOs for each year were subject to the following adjustments per item 402(v)(2)(iii) of Regulations S-K to calculate “compensation actually paid”:

	2023	2023	2022	2022	2022	2021	2021
	PEO	Average for Other NEOs	First PEO	Second PEO	Average for Other NEOs	PEO	Average for Other NEOs
Summary Compensation Table Total	$1,055,814	$680,040	$2,085,391	$883,794	$692,890	$2,312,625	$1,054,220
ADJUSTMENTS
Deductions for amounts reported under the “Stock Awards” and “Option Awards” columns of the Summary Compensation Table(a)	(107,775)	(83,100)	(506,500)	(406,064)	(68,893)	(1,322,285)	(533,988)
Increase for the inclusion of Rule 402(v) Equity Value (a)	(37,506)	15,120	297,356	277,414	71,3147	674,652	275,981
Compensation Actually Paid	$910,533	$612,061	$1,876,247	$755,144	$695,311	$1,664,992	$796,213

a) Compensation Actually Paid excludes the Stock Awards and Option Awards columns from the relevant fiscal year’s Summary Compensation Table total. The Rule 402(v) Equity Values instead reflect the aggregate of the following components, as applicable: (i) the fair value as of the end of the listed fiscal year of unvested equity awards granted in that year; (ii) the change in fair value during the listed fiscal year of equity awards granted in prior years that remained outstanding and unvested at the end of the listed fiscal year; and (iii) the change in fair value during the listed fiscal year through the vesting date of equity awards granted in prior years that vested during the listed fiscal year, less the fair value at the end of the prior year of awards granted prior to the listed fiscal year that failed to meet applicable vesting conditions during the listed fiscal year. Equity values are calculated in accordance with FASB ASC Topic 718, and the valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of the grant.

(4)	Measured as the value of a $100 investment in Imunon common stock at market close on December 31, 2020, the last trading day in 2020, through and including the end of the indicated year.
(5)	Calculated in accordance with U.S. GAAP.

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Financial Performance Measures

We do not currently use financial performance measures to link executive compensation actually paid to our NEOs to our performance. However, as discussed above under “Executive Compensation,” we do utilize non-financial measures such as clinical development progress and timelines, manufacturing measures and progress towards commercialization.

Analysis of the Information Presented in the Pay Versus Performance Table

As described in more detail above under “Compensation Discussion and Analysis” our executive compensation is designed to (1) attract, motivate and retain talented executives with total compensation that is competitive in our industry; (2) align the interests of our executives and our stockholders; and (3) award behavior which results in optimizing the commercial potential of our development program. We use various performance measures to align executive compensation with our performance which are not presented in the Pay Versus Performance table. In accordance with Item 402(v) of Regulation S-K, we are providing the following description of the relationships between the information presented in the Pay Versus Performance table.

Table Compensation Actually Paid and Cumulative TSR

The amount of compensation actually paid to Mr. Tardugno in 2022 and Dr. Le Goff in 2022 and 2023 is aligned with our TSR over the two years presented in the table, reflecting the impact of the hiring of Dr. Le Goff as President and Chief Executive Officer and the transition of Mr. Tardugno from those roles to the role of Executive Chairman during 2022 and cash payments made in connection with the transition. Notwithstanding those payments, a substantial amount of Mr. Tardugno’s compensation was in the form of stock option awards that vest in three equal installments, with one-third immediately and one-third on each of the first and second anniversary of the date of grant. A substantial amount of Dr. Le Goff’s compensation was in the form of stock option awards that vest in four equal installments, with one-fourth of the grant vesting each on the first, second, third and fourth anniversary of the date of grant. As the trading price of our common stock fluctuates so does the value of the stock options and, accordingly, the amount of the compensation actually paid to the PEO. The amount of compensation actually paid to Mr. Tardugno for 2021 is more closely aligned to our TSR as a great portion of his compensation was in the form of stock option awards.

The amount of compensation actually paid to the Other NEOs is aligned with our TSR over the three years presented in the table. A significant portion of the compensation actually paid to the Other NEOs is composed of stock option awards which vest in three installments, commencing one-third immediately and one-third on each of the first and second anniversary of the date of grant.

Compensation Actually Paid and Net Income

The amount of compensation actually paid to Mr. Tardugno in 2022 and Dr. Le Goff in 2023 and 2022 and to the Other NEOs is not aligned with our net income over the three years presented in the table. As a clinical stage biotechnology company, we have incurred substantial operating losses, principally from expenses associated with the Company’s research and development programs, clinical trials conducted in connection with the Company’s drug candidates, and applications and submissions to the U.S. Food and Drug Administration. We have substantial future capital requirements to continue our research and development activities and advance our drug candidates through various development stages. Accordingly, net income is not a performance measure we use in determining executive compensation. As discussed above, under “Compensation Discussion and Analysis,” we use a number of corporate goals that may include research and development, regulatory, manufacturing, organization and financial goals which we believe are important to building stockholder value.

Net losses decreased 2023 over 2022 largely due to a one-time impairment of in-process research and development in 2022. Excluding one-time payments and equity grants to Mr. Tardugno and/or Dr. Le Goff, compensation actually paid to the PEOs, and the compensation actually paid to the Other NEOs declined in 2023 from 2022.

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Equity Compensation Plan Information as of December 31, 2023

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted- average exercise price of outstanding options, warrants and rights (b)	Number of Securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a) (c)

Equity compensation plans approved by securityholders	772,297	(1)	$3.09	1,202,776	(2)
Equity compensation plans not approved by securityholders	294,751	(3)	1.59	–
Total	1,067,048		$2.68	1,202,776

(1)	Includes both vested and unvested options to purchase common stock and unvested stock grants under the 2018 Plan. These awards have a weighted average remaining term of 8.7 years.

(2)	Represents shares available for award grant purposes under the 2018 Plan. Subject to certain express limits of the plan, shares available under the plan generally may be used for any type of award authorized under that plan including options, stock appreciation rights, restricted stock and other forms of awards granted or denominated in shares of our common stock or units of our common stock.

(3)	Includes both vested and unvested options to purchase common stock and unvested stock grants under inducement grants provided certain employees as an inducement to accept employment with the Company. These awards have a weighted average remaining term of 9.0 years. These grants are similar to those granted under the 2018 Plan.

Director Compensation

2023 Non-Employee Director Compensation Table

The following table sets forth the cash and non-cash compensation paid to the Company’s directors who were not employed by the Company or any of its subsidiaries (“Non-Employee Directors”) for the year ended December 31, 2023. Other than as set forth in the table, we did not pay any compensation, make any equity awards or non-equity awards to, or pay any other compensation to any of the Non-Employee Directors in 2023. The compensation paid to any director who was also one of our employees during fiscal year 2023 is presented in the “2023 Summary Compensation Table” and the information that follows that table. Such employee directors did not receive separate compensation for their service on the Board of Directors or any of its Committees. Mr. Tardugno and Dr. Le Goff are not shown in this table because they were compensated as officers for the years shown and did not receive any additional director compensation.

Name	Fees Earned ($)	Option Awards ($) (1)	Total ($)
James E. Dentzer	58,800	2,395	61,195
Frederick J. Fritz	103,800	2,395	106,195
Donald P. Braun	70,500	2,395	72,895
Stacy R. Lindborg	41,700	2,395	44,095
Christine A. Pellizzari	45,300	2,395	47,695

(1)	The value reported for Option Awards is the aggregate grant date fair value of stock options granted to each Director in 2023, determined in accordance with FASB ASC Topic 718. The assumptions for making the valuation determinations are set forth in Note 12 to our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2023. As of December 31, 2023, Mr. Dentzer had 4,667 option awards outstanding; Mr. Fritz had 18,333 option awards outstanding; Dr. Braun had 15,833 option awards outstanding; and Dr. Lindborg and Ms. Pellizzari each had 9,666 option awards outstanding.

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The following table sets forth stock option grants awarded to the Company’s Non-Employee Directors for the year ended December 31, 2023. Employee directors do not receive separate equity awards for service on the Board of Directors or any of the Board committees.

	Non-Employee Director Stock Option and Grant Awards Table
Name	Number of Options Granted (#) (1)	Exercise Price ($)	Grant Date	Expiration Date	Grant Date Fair Value ($)

James E. Dentzer	2,000	$1.32	3/17/2023	3/17/2033	$1.20

Frederick J. Fritz	2,000	$1.32	3/17/2023	3/17/2033	$1.20

Donald P. Braun	2,000	$1.32	3/17/2023	3/17/2033	$1.20

Stacy R. Lindborg	2,000	$1.32	3/17/2023	3/17/2033	$1.20

Christine A. Pellizzari	2,000	$1.32	3/17/2023	3/17/2033	$1.20

(1)	Each of these stock option grants vest in three equal installments, with one-third of the grant vesting on the date of grant and one third of the grant vesting on each of the first and second anniversary of the date of grant, subject to the applicable director’s continued service as a member of our Board through each applicable vesting date.

During the year ended December 31, 2023, each Non-Employee Director of the Company received annual cash compensation in the amount of $30,500 payable in quarterly installments, and an additional $2,200 for attendance at regular meetings of the Board of Directors and $1,200 for each meeting of a committee of the Board of Directors that was not held in conjunction with a meeting of the Board of Directors. Each Non-Employee director is reimbursed for the out-of-pocket costs of attending meetings of the Board of Directors and of committees of the Board of Directors. In 2023, the Chairman of the Audit Committee received an additional annual cash fee of $13,500 and the Chairman of the Compensation Committee received an additional annual cash fee of $10,500.

Acting on behalf of the Board of Directors, Mr. Fritz also received fees totaling $48,000 in 2023 for his role as a Board Liaison to our Board of Directors. Mr. Fritz’s responsibilities as Board Liaison include the following: (i) serve as an initial sounding board for our management regarding issues, matters, or communications to be brought or potentially to be brought before the Board of Directors; (ii) provide input and feedback to management regarding strategic matters, business matters, major scientific, clinical, collaboration, or corporate development matters, key personnel matters, or other items of significance regarding which management would like to obtain initial or further Board guidance, including, but not limited to, guidance regarding timing and content of communications regarding such matters or items with the full Board or any of its committees; (iii) remain accessible to management to provide guidance on business or strategy issues or other issues of significance on an as-needed basis; (iv) participate in meetings and relevant discussions as requested by management; (v) conduct general advisory or liaison services to the Board, including relaying to management requests from other members of the Board regarding desired additional information or clarification or suggestions or feedback regarding improvement in Board processes or communications; (vi) serve as a conduit for informal communications between management and the Board; and (vii) any other such services established by the Board from time to time.

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Acting on behalf of our Board of Directors, Dr. Braun also received fees totaling $30,000 in 2023 for his role as a strategic advisor to our Executive Chairman and our Chief Executive Officer. Dr. Braun’s responsibilities as a strategic advisor include the following: (i) provide strategic and tactical advice to our Chief Executive Officer; (ii) evaluate international subsidiary options; (iii) develop strategies to secure business relationships other than in the U.S.; and (iv) having done both (ii) and (iii), develop high potential ex-US market strategies that address the objectives for broad and profitable sales of its commercial products.

Stock Ownership Guidelines for Non-Employee and Executive Directors

Our Board of Directors believes that, as a matter of sound corporate governance, non-employee and executive directors should have a significant personal financial stake in our performance. Consequently, in February 2011, our Board of Directors adopted stock ownership guidelines for non-employee and executive directors. Our corporate governance guidelines require that each non-employee director acquire and hold shares of our common stock having an aggregate value equal to two times the director’s total compensation in the first year of service and that our executive director acquire and hold shares of our common stock having an aggregate value equal to the executive director’s total compensation in the first year of service. Each director is expected to satisfy the applicable ownership guideline within three years after his or her appointment to the Board.

Shares of our common stock that count toward satisfaction of these ownership guidelines include, unless beneficial ownership therein is disclaimed: (i) shares owned outright by the director or executive officer or their immediate family members residing in the same household, whether held individually or jointly; (ii) shares held in a trust, family limited partnership or similar entity solely for the benefit of the director or executive officer and/or their immediate family members; (iii) shares of restricted stock and restricted stock units awarded under our equity incentive plans, including vested and unvested awards; and (iv) shares acquired upon stock option exercise, but not shares underlying unexercised stock options.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Our Code of Ethics requires all of our directors, officers and employees to give their complete loyalty to the best interests of the Company and to avoid any action that may involve, or that even may appear to involve, a conflict of interest with the Company. The Code of Ethics also requires any of our directors, officers or employees who become aware of a conflict or potential conflict to bring it to the attention of supervisor, manager or other appropriate personnel or consult the compliance procedures provided in the Code of Ethics. The Board of Directors reviews and approves or ratifies all relationships and transactions between us and (i) any of our directors or executive officers, (ii) any nominee for election as a director, (iii) any securityholder who is known to us to own beneficially or of record more than five percent of our common stock or (iv) any member of the immediate family of any of the foregoing.

On November 16, 2022, the Company entered into a Convertible Note Purchase Agreement with Transomic Technologies, Inc. (“Transomic”) whereby the Company purchased $375,000 of convertible notes secured by certain assets held by Transomic and warrants. As a result of this investment in Transomic, Imunon’s executive chairman, Mr. Michael Tardugno, was appointed to the Board of Directors of Transomic. The Company is disclosing the notes receivable as a related party transaction. In December 2023, Transomic filed a formal certificate of dissolution of the company resulting in a complete write off of the convertible note and related warrants.

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PROPOSAL NO. 1: ELECTION OF DIRECTORS

General

Our Certificate of Incorporation provides that the number of directors that constitutes the Board of Directors is to be fixed by, or in the manner provided in, our Bylaws, as amended (the “Bylaws”). The Certificate of Incorporation also provides that the Board of Directors is to be divided into three classes, designated as Class I, Class II and Class III, and it is our practice to have such classes as even in size as possible. The Bylaws provide that the Board of Directors is to consist of between three and eight directors, with the exact number to be fixed by action of the Board of Directors. The current number of directors has been fixed by the Board of Directors at six. Currently, no Board seats remain vacant, and the Board of Directors consists of six directors, five of which are independent under applicable SEC and Nasdaq rules.

Our Board of Directors has nominated each of Dr. Stacy Lindborg and Mr. James Dentzer to stand for re-election to the Board of Directors as a Class II Director, with a term expiring at the Annual Meeting of Stockholders to be held in 2027 or with the election and qualification of a successor.

In the event that Dr. Stacy Lindborg or Mr. James Dentzer become unavailable for election as a result of an unexpected occurrence, the designated proxies will vote in their discretion for a substitute nominee, or our Board of Directors may reduce the number of directors serving on the Board.

Vote Required

The election of Class II Directors at the Annual Meeting will be by a plurality of the votes cast. This means that the director nominee receiving the greatest number of votes cast, via the live webcast or by proxy, by the holders of our common stock in the election of the Class II Director, will be elected. Stockholders may not cumulate their votes in electing directors. Stockholders entitled to vote at the Annual Meeting may either vote “FOR” the nominee for election as a director or may “WITHHOLD” authority for the nominee. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the nominee named above in Proposal No. 1. If a stockholder withholds authority to vote with respect to the nominee for director, the shares held by that stockholder will be counted for purposes of establishing a quorum but will have no effect on the election of the nominee. Broker non-votes will have no effect on the election of the nominee.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE DIRECTOR NOMINEES NAMED ABOVE.

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PROPOSAL NO. 2:
RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee has appointed WithumSmith+Brown, PC (“Withum”) as the independent registered public accounting firm of the Company to audit our financial statements for the fiscal year ending December 31, 2024, and our Board requests stockholder ratification of such selection. Withum, Brown + Smith PC (“Withum”) has served as our independent accountants since 2017 and has advised us that neither Withum nor any of its members has, or has had in the past three years, any financial interest in the Company or any relation to the Company other than as auditors and accountants.

Representatives of Withum are expected to be present at the 2024 Annual Meeting and will be given the opportunity to make a statement if they so desire and respond to appropriate questions.

Fees

The following table presents fees as invoiced for professional audit services rendered for the fiscal years ended December 31, 2023 and December 31, 2022, and fees for other services rendered during those periods:

	2023		2022
FEE CATEGORY	AMOUNT	% OF TOTAL	AMOUNT	% OF TOTAL
Audit Fees	$150,000	60%	$158,500	81%
Audit Related Fees	9,705	4	14,246	7
Tax Fees	13,750	5	10.800	6
All Other Fees	78,885	31	11,850	6
Total Fees	$252,340	100%	$195,396	$100%

Audit fees consist of fees for professional services rendered by Withum for the audits of our annual financial statements in our Annual Reports on Form 10-K and for reviews of the quarterly financial statements included in the Company’s Quarterly Reports on Form 10-Q. Audit related fees pertain to the work performed during our equity offerings in 2023 and 2022. Tax fees consist of fees for preparation of the Company’s federal and state tax returns. All other fees consist of fees for attendance at the Company’s annual meetings, review of registration statements and similar matters.

Services by Employees of Withum

No part of Withum’s engagement to audit the Company’s financial statements for the years ended December 31, 2023 and 2022 was attributable to work performed by persons other than Withum’s full-time, permanent employees.

Audit Committee Policy on Approval of Audit and Non-Audit Services

It is the policy of the Audit Committee to pre-approve all audit and permissible non-audit services provided by our independent accountants, in accordance with rules prescribed by the SEC. These services may include audit services, audit-related services, tax services, and other services. Pre-approval is based on a written proposal, accompanied by a cost estimate, and estimated budget. The Audit Committee has delegated to its chairman the authority to pre-approve audit and non-audit services with an estimated cost of up to $25,000, provided the exercise of such authority is reported to the Audit Committee at its next regular meeting. The Audit Committee reserves the right, from time to time, to delegate pre-approval authority to other of its members, so long as such members are independent directors. All audit and permissible non-audit services during 2023 and 2022 were approved by the Audit Committee in accordance with its pre-approval policy and the approval requirements of the SEC.

Vote Required

The affirmative vote of the holders of a majority of the votes cast affirmatively or negatively for this proposal will be required to ratify the selection of Withum as the Company’s independent registered public accounting firm for the year ending December 31, 2024. Abstentions will have no effect on the results of the vote on Proposal No. 2. No broker non-votes are expected to exist in connection with this vote, as ratification of the independent registered public accounting firm is considered a routine matter under applicable rules, but any broker non-votes would have no effect on Proposal No. 2.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE PROPOSAL TO
RATIFY THE SELECTION OF WITHUM AS THE COMPANY’S INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM FOR THE COMPANY FOR THE YEAR ENDING DECEMBER 31, 2024.

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PROPOSAL NO. 3:
ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

The Company is providing its stockholders with the opportunity to cast a non-binding, advisory vote on the compensation of our Named Executive Officers as disclosed pursuant to the SEC’s executive compensation disclosure rules and set forth in this proxy statement (including in the compensation tables and narratives accompanying those tables as well as in the Compensation Discussion and Analysis).

Our executive compensation program is guided by the principle that the compensation of the Company’s executive officers should encourage the creation of stockholder value and achievement of strategic corporate objectives. In furtherance of this principle, the Company’s executive compensation program includes a number of features intended to reflect best practices in the market and help ensure that the program reinforces stockholder interests. These features are described in more detail in the Compensation Discussion and Analysis and include the following:

●	A significant amount of the executives’ compensation is at risk. For fiscal year 2023, Approximately 29% of Dr. Le Goff’s target total direct compensation was performance-based and/or linked to the value of the Company’s stock price.

●	Executives’ bonuses under our annual incentive program are principally based on the achievement of specific performance objectives established at the beginning of the fiscal year by the Compensation Committee.

●	Executives’ equity awards are granted in the form of stock options that help to align the executives’ interests with those of our stockholders as the options will not have value unless there is appreciation in the Company’s stock price after the option is granted.

In accordance with the requirements of Section 14A of the Exchange Act (which was added by the Dodd-Frank Wall Street Reform and Consumer Protection Act) and the related rules of the SEC, the Board of Directors will request your advisory vote on the following resolution at the annual meeting:

RESOLVED, that the compensation paid to the Company’s Named Executive Officers, as disclosed in this proxy statement pursuant to the SEC’s executive compensation disclosure rules (which disclosure includes the Compensation Discussion and Analysis, the compensation tables and the narrative discussion that accompanies the compensation tables), is hereby approved.

This vote is an advisory vote only and is non-binding on the Company, the Board of Directors or the Compensation Committee, and will not be construed as overruling a decision by, or creating or implying any additional fiduciary duty for, the Board of Directors or the Compensation Committee. However, the Compensation Committee, which is responsible for designing and administering the Company’s executive compensation program, values the opinions expressed by stockholders in their vote on this proposal, and will consider the outcome of the vote when making future compensation decisions for Named Executive Officers.

Vote Required

The affirmative vote of a majority of the votes cast affirmatively or negatively for this proposal will be required to approve, on an advisory basis, the 2023 executive compensation for the Company’s Named Executive Officers. Abstentions and broker non-votes will have no effect on Proposal No. 3.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

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STOCKHOLDER NOMINATIONS AND PROPOSALS FOR
THE 2025 ANNUAL MEETING OF STOCKHOLDERS

If a stockholder wants us to include a proposal in our proxy statement for presentation at our 2025 Annual Meeting of Stockholders in accordance with Rule 14a-8 promulgated by the SEC under the Exchange Act, the proposal must be received by us no later than December 31, 2024. Such proposals should be directed to IMUNON, INC., 997 Lenox Drive, Lawrenceville, NJ 08648, Attention: Corporate Secretary.

A stockholder may also nominate directors or have other business brought before the 2025 Annual Meeting of Stockholders by submitting the nomination or proposal to the Company, not later than the close of business on the 90th calendar day, nor earlier than the close of business on the 120th calendar day, in advance of the anniversary of the 2025 Annual Meeting of Stockholders; provided, however, in the event that the date of the 2025 Annual Meeting of Stockholders is more than thirty calendar days before or more than 30 calendar days after such anniversary date, notice by the stockholder to be timely must be so received no earlier than the close of business on the 120th calendar day in advance of such date of annual meeting and not later than the close of business on the later of the 90th calendar day in advance of such date of annual meeting or the 10th calendar day following the date on which public announcement of the date of the meeting is first made. The nomination or proposal must be delivered to the Company’s executive offices at 997 Lenox Drive, Suite 100, Lawrenceville, NJ 08648, Attention: Corporate Secretary no earlier than February 12, 2025, and no later than March 14, 2025.

In addition, if a stockholder intends to utilize Rule 14a-19 under the Exchange act in connection with a nomination must give the requisite notice to the Company as indicated in the previous above sentence not later than the 60th calendar day in advance of the anniversary of the 2025 Annual Meeting, or April 11, 2025. Any stockholder considering submitting a nominee or proposal for action at our 2025 Annual Meeting of Stockholders is directed to the Company’s Bylaws, which contain additional requirements as to submission of nominations for directors or proposals for stockholder action. Copies of the Bylaws may be obtained upon request to the Company’s Corporate Secretary. Stockholder proposals or nominations must include the specified information concerning the stockholder and the proposal or nominee as described in our Bylaws.

OTHER MATTERS

The Board of Directors knows of no other business which will be presented to the Annual Meeting. If any other business is properly brought before the annual meeting, proxies will be voted in accordance with the judgment of the persons named therein.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

Our website is located at www.imunon.com. You can view additional information on our website, such as:

●	Charters of our Board Committees;
●	Code of Conduct; and
●	Other governance materials and reports that we file with the SEC.

Copies of those documents may also be obtained free of charge by written or telephonic request directed to the Corporate Secretary, IMUNON, INC., 997 Lenox Drive, Suite 100, Lawrenceville, New Jersey 08648.

April 26, 2024	By Order of the Board of Directors

/s/ Michael H. Tardugno
Michael H. Tardugno
Executive Chairman

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